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                                  EXHIBIT 3.10

ESCRITURA NUMERO VEINTIOCHO MIL CUATROCIENTOS SESENTA Y SIETE,

VOLUMEN NUMERO SETECIENTOS CUARENTA Y DOS.

En la Ciudad de Naucalpan de Juarez, Estado de Mexico, a los dieciseis dias del mes de noviembre de mil novecientos noventa y ocho, Yo, el Licenciado JORGE ANTONIO FRANCOZ GARATE, NOTARIO PUBLICO NUMERO DIECISIETE del Distrito Judicial de Tlalnepantla, Estado de Mexico, y Notario del PATRIMONIO INMUEBLE FEDERAL, actuando en el Protocolo Ordinario a mi cargo, hago constar:

LA CONSTITUCION DE LA SOCIEDAD MERCANTIL denominada, "COSMETICOS Y FRAGANCIAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, que formalizan las empresas:

1. --"JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada en este acto por el senor Licenciado JAMES E. RITCH GRANDE AMPUDIA.

2.--"CONSULTORIA JAFRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada en este acto por el senor Licenciado ALBERTO MENA ADAME.

- --Al tenor de la declaracion y clausulas siguientes:

                                   DECLARACION

UNICA .--Declaran los comparecientes, que para el otorgamiento de la presente escritura, la Secretaria de Relaciones Exteriores les concedio el permiso correspondiente, mismo que agrego al apendice de esta escritura marcado con la letra "A" y que a continuacion transcribo integramente:

"Al margen superior izquierdo un sello con el Escudo Nacional y la siguiente leyenda: SECRETARIA DE RELACIONES EXTERIORES MEXICO.--Al margen superior derecho PERMISO 09034007.--EXPEDIENTE 9809033236.--FOLIO 34505.

En atencion a la solicitud presentada por el C. FERNANDO CAMACHO SERVIN, esta Secretaria concede el permiso para constituir una S.A. DE C.V., bajo la denominacion COSMETICOS Y FRAGANCIAS, SA DE CV.

Este permiso, quedara condicionada a que en le Escritura Constitutiva se inserte la clausula de exclusion de extranjeros prevista en el Articulo 30 o el convenio que senala


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el Articulo 31, ambos del Reglamento de la Ley para Promover la
Inversion Mexicana y Regular la Inversion Extranjera.

El Notario o Corredor Publico ante quien se haga uso de este permiso, debera dar aviso a la Secretaria de Relaciones Exteriores dentro de los 90 dias habiles a partir de la fecha de autorizacion de la Escritura Publica correspondiente.

Lo anterior se comunica con fundamento en los Articulos 27, Fraccion I, de la Constitucion Politica de los Estados Unidos Mexicanos, 15 de la Ley de Inversion Extranjera y en los terminos del Articulo 28 fraccion V de la Ley Organica de la Administracion Publica Federal.

Este permiso dejara de surtir efectos si no se hace uso del mismo dentro de los 90 dias habiles siguientes a la fecha de su expedicion y se otorga sin perjuicio de los dispuesto por el articulo 91 de la Ley de la Propiedad Industrial.

TLATELOLCO, D.F., a 06 de Octubre de 1998. --SUFRAGIO EFECTIVO, NO REELECCION.
- -EL DIRECTOR DE PERMISOS ART. 27.

LIC. JOSE FCO. CAMPOS GARCIA ZEPEDA.--UNA FIRMA ILEGIBLE.--UN SELLO CON EL ESCUDO NACIONAL Y LA SIGUIENTE LEYENDA.--SECRETARIA DE RELACIONES EXTERIORES.
- --DIRECCION GENERAL DE ASUNTOS JURIDICOS. PA-1.--152417.

Expuesto lo anterior, los comparecientes otorgan el siguiente:

                CONTRATO DE SOCIEDAD ANONIMA DE CAPITAL VARIABLE
                                    CLAUSULAS

PRIMERA.--Los comparecientes, por este acto constituyen una Sociedad Mercantil, adoptando el tipo de Anonima de Capital Variable, de nacionalidad mexicana, con apego a las Leyes Mexicanas, la que se regira por los siguientes:

                                    ESTATUTOS
                                    CLAUSULAS

               NOMBRE, OBJETO, DOMICILIO, DURACION Y NACIONALIDAD

PRIMERA.--La denominacion de la sociedad es "COSMETICOS Y FRAGANCIAS", la cual ira seguida por las palabras "SOCIEDAD ANONIMA DE CAPITAL VARIABLE", o por su abreviatura "S.A. DE C.V.".

SEGUNDA.--El objeto de la Sociedad es:

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1.--Prestacion de todo tipo de servicios, en especial servicios de manufactura o fabricacion de cosmeticos, articulos de belleza, para el cuidado y la higiene personal articulos de tocador, ornamentos y articulos de joyeria, asi como complementos y suplementos alimenticios y alimentos de naturaleza similar, a todo tipo de personas fisicas o morales, comerciantes o no.

2. --Importar, exportar, comprar, vender, distribuir, industrializar y, en general, negociar con clase de materias primas, productos terminados o semiterminados, mercaderias en general y efectos de comercio.

3.--Importar, exportar, comprar, vender y negociar en cualquier otra forma con toda clase de maquinaria, herramientas, equipo y partes y refacciones de los mismos.

4. -- Solicitar, obtener, registrar, utilizar, ceder o en cualquier otra forma disponer y adquirir marcas, nombres comerciales, derechos de autor, patentes, derechos de patentes, invenciones, procesos o cualquier otro tipo de propiedad intelectual que pueda ser necesario o conveniente para la consecucion del objeto social.

5.--Establecer, arrendar, subarrendar, operar y poseer en cualquier forma permitida por la Ley toda clase de fabricas, talleres, plantas, almacenes, oficinas, tiendas y demas establecimientos necesarios para la realizacion del objeto social, asi como adquirir toda clase de negociaciones o sociedades industriales y comerciales, incluyendo acciones, participaciones e instrumentos por ellas emitidos.

6. -- Establecer sucursales, subsidiarias, agencias y oficinas de representacion en Mexico y en el extranjero.

7.-- Representar o actuar como agente, comisionista o representante legal en la Republica Mexicana y en el extranjero, de toda clase de personas fisicas o morales, sean nacionales o extranjeras.

8.-- Adquirir, poseer, arrendar, subarrendar, comprar, vender y negociar en cualquier forma permitida por la Ley toda clase de bienes inmuebles, incluyendo la adquisicion, establecimiento y operacion de laboratorios de investigacion.

9.-- Proporcionar toda clase de servicios tecnicos, administrativos de asesoria y supervision a toda clase de empresas industriales y comerciales, tanto en Mexico como en el extranjero, y recibir dichos servicios.


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10.--Proporcionar y recibir servicios de maquila y de fabricacion o procesamiento de materiales a y de toda clase de personas fisicas o morales, ya sean entidades y negocios industriales y comerciales.

11.-- Dar y tomar dinero en prestamo con o sin garantias de cualquier tipo, emitir bonos, obligaciones y demas titulos de credito, con la intervencion de las instituciones que en cada caso requiera de acuerdo con la Ley.

12.--Garantizar obligaciones de terceros mediante fianza o aval o en cualquier otra forma permitida por la Ley, asi como constituir garantias sobre cualquiera de sus propiedades.

13.--En general, realizar toda clase de actos y celebrar toda clase de contratos o acuerdos, sean civiles, mercantiles o de cualquier otra naturaleza, permitidos por la Ley y en general, realizar todo tipo de negocios y actividades que se relacionen de manera directa o indirecta con el objeto social.

TERCERA--El domicilio de la sociedad es la ciudad de Mexico, Distrito Federal, mismo que no se considerara modificado aun cuando la Sociedad establezca agencias o sucursales en cualquier otro lugar en Mexico o en el extranjero, o designe domicilios convencionales para la celebracion de actos y contratos especificos.

CUARTA--La duracion de la Sociedad sera de 99 (noventa y nueve) anos.

QUINTA--La sociedad es de nacionalidad Mexicana. Todo extranjero que al momento de la constitucion o en cualquier momento posterior, adquiera un interes o participacion en la Sociedad se considerara por ese simple hecho como Mexicano con respecto a dicho interes o participacion y se entendera que conviene en no invocar la proteccion de su Gobierno, bajo la pena, en caso contrario, de perder las participaciones o intereses que hubiese adquirido en favor de la Nacion Mexicana.

                            CAPITAL SOCIAL Y ACCIONES

SEXTA.--El capital social sera variable. La parte minima fija sin derecho a retiro del capital social sera la cantidad de $50,000.00 Pesos (Cincuenta Mil Pesos 00/100 M.N.) integramente suscrita y pagada, representada por 50 (cincuenta) acciones ordinarias Serie "A", nominativas con valor nominal de $1,000.00 M.N. (Un MIL PESOS 00/100 MONEDA NACIONAL) cada una.


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La parte variable del capital de la sociedad estara integrada por acciones ordinarias, nominativas, serie "B", con valor nominal de $1,000.00 M.N. (Un mil pesos 00/100 Moneda nacional) cada una.

El capital social estara representado en su parte minima fija por acciones "Serie A" y en su parte variable por acciones "Serie B", las cuales podran ser adquiridas tanto por inversionistas mexicanos como extranjeros.

SEPTIMA.--Los aumentos o las reducciones del capital variable podran realizarse en base a una resolucion de la Asamblea General Ordinaria de accionistas, cuya resolucion no requerira ser protocolizada ni inscrita en el Registro Publico de Comercio, misma que debera determinar las condiciones en las que deba realizarse dicho aumento o reduccion, tales como los terminos de suscripcion y pago de las mismas, las caracteristicas de las acciones que se emitan y cualquier otro asunto relacionado. Dichos aumentos de capital podran pagarse en dinero o en especie por los accionistas de la sociedad, tal y como haya sido acordado por los accionistas de la compania y resuelto por la asamblea de accionistas que resuelva dicho aumento de capital.

Por otro lado, los futuros aumentos o reducciones del capital fijo deberan ser acordados por una Asamblea Extraordinaria de Accionistas.

OCTAVA.--Los titulos de acciones y, en su caso, los certificados provisionales, contendran las menciones a que se refiere al articulo ciento veinticinco de la Ley General de Sociedades Mercantiles. La clausula quinta de estos estatutos sera de igual forma transcrita.

NOVENA.--Cada accion dara derecho a un voto en las Asambleas de Accionistas;
el tenedor de las acciones de la sociedad tendra derecho a votar en todos los asuntos sometidos en la asamblea cuando por ley o por estos estatutos tengan derecho a votar; todas las acciones conferiran iguales derechos y obligaciones a sus tenedores.

DECIMA. - Los titulos de las acciones contendran la firma del Administrador Unico o de dos miembros del consejo de Administracion, segun el caso. La firma de los consejeros, si fuese autorizado por el Consejo de Administracion, podra ser facsimilar, sujeto a la condicion de que en tal caso los originales de las firmas respectivas seran depositadas en el Registro Publico de Comercio correspondiente.



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A solicitud de cualquier accionista a cuyo cargo correran los gastos que deriven de ello, los titulos de las acciones podran ser intercambiados por diferentes titulos que representen un numero diferente de acciones.

DECIMO PRIMERA.--La sociedad debera llevar un libro de registro de acciones en el que se inscribiran todas las operaciones de suscripcion, adquisicion o transferencia, asi como cualquier gravamen de que sean objeto las acciones representativas del capital social.

La sociedad considerara como propietario de las acciones nominativas a la persona registrada como tal en el libro de registro de acciones.

DECIMO SEGUNDA.--Los aumentos del capital social podran efectuarse por medio de aportaciones en efectivo o en especie, o por medio de la capitalizacion de reservas, o cualquier otro excedente. En los casos de aumento del capital social por medio de una nueva aportacion de efectivo o en especie, los accionistas tendran el derecho de preferencia, para suscribir y pagar las acciones que seran emitidas, en proporcion con su tenencia accionaria al momento de ejercitar dicho derecho de preferencia dentro de los quince dias siguientes a la fecha de publicacion del aviso correspondiente en el Diario Oficial de la Federacion o calculos a partir de la fecha en que se celebro la asamblea, en el caso de que todas las acciones representativas del capital social de la sociedad hayan estado presentes o representadas en dicha asamblea.

En el caso en que despues de la terminacion del plazo durante el cual los accionistas hayan tenido el derecho de ejercitar su derecho de preferencia, algunas acciones no hayan sido suscritas, el administrador Unico o el Consejo de Administracion ofrecera dichas acciones a terceros o las guardara en la tesoreria de la sociedad, en su caso, de conformidad con el acuerdo tomado por la asamblea de accionistas en el que se haya aprobado el aumento de capital.

No se podran emitir nuevas acciones hasta que las acciones previamente emitidas hayan sido integramente suscritas y pagadas.

La sociedad llevara un libro de registro de variaciones de capital.

                                 ADMINISTRACION

DECIMO TERCERA - La administracion de la Sociedad sera confiada a un Administrador Unico o a un Consejo de Administracion integrado por el numero de


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Consejeros que determine la Asamblea Ordinaria de accionistas. La Asamblea
Ordinaria de accionistas tambien podran designar a Consejeros Suplentes para actuar en el caso de ausencia de los Consejeros Propietarios.

DECIMA CUARTA.--El Administrador Unico o los miembros del Consejo de Administracion en su caso, no necesitan ser accionistas de la Sociedad y, por regla general, duraran en su cargo un ano contado a partir de la fecha de su designacion, pudiendo ser reelectos. En todo caso, permaneceran en su encargo hasta que sus sucesores tomen posesion de sus cargos.

DECIMO QUINTA.--La Asamblea de accionistas o el Consejo de Administracion en Sesion designaran de entre sus miembros a una persona que actue como Presidente del Consejo de Administracion. Tambien podra designar un Secretario quien no necesariamente debera ser Consejero.

DECIMA SEXTA.--Las sesiones del Consejo de Administracion seran celebradas en el domicilio social o en cualquier otro lugar segun se determine previamente en la convocatoria respectiva. Las sesiones de Consejo podran ser llevadas a cabo en cualquier momento, pero al menos una vez al ano y seran convocadas por el Presidente o el Secretario del Consejo o por cualesquiera dos Consejeros o por los Comisarios de la Sociedad. La persona o personas que deseen convocar la sesion lo informaran al Secretario del Consejo quien inmediatamente emitira la convocatoria respectiva.

Las convocatorias seran hechas por escrito y enviadas al domicilio de cada miembro del Consejo de administracion o al lugar que designen para tales efectos por telex contrasenado o telegrama o telecopia confirmados, con por lo menos quince dias naturales de anticipacion a la fecha de la sesion. Las convocatorias especificaran el objeto, la hora, fecha y lugar para la sesion y seran firmadas por el Secretario del Consejo. Sin perjuicio de lo anterior, el requisito de la Convocatoria podra renunciarse por cualquier consejero en relacion a cualquier sesion.

DECIMO SEPTIMA.--Para que las sesiones del Consejo de administracion puedan celebrarse validamente, se requerira la asistencia de por lo menos la mayoria de los Consejeros o sus respectivos suplentes. Las resoluciones del Consejo de


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administracion seran validas unicamente si fueron aprobadas por el voto favorable de la mayoria de los miembros del Consejo de Administracion presentes.

Las resoluciones aprobadas unanimemente por todos los Consejeros fuera de sesion tendran, para todos los efectos legales, la misma validez que si hubieran sido adoptadas en sesion de consejo, siempre que sean confirmadas por escrito en cualquier tiempo despues de que hayan sido tomadas.


DECIMO OCTAVA.--El Consejo de Administracion podra designar de entre sus miembros, uno o mas delegados para la realizacion de tareas especificas, con las facultades que le sean expresamente conferidas en cada caso.

DECIMO NOVENA.--El Administrador Unico o el Consejo de Administracion, segun sea el caso, tendran las siguientes facultades:

a).--Poder general para pleitos y cobranzas, con las facultades mas amplias permitidas por la Ley, en terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del codigo Civil para el Distrito Federal y los articulos correlativos de cualquier otro codigo civil de la Republica Mexicana (el "Codigo Civil"), con todas las facultades generales y especiales que requieran Clausula especial, incluyendo aquellas previstas en el articulo 2587 del codigo Civil, por lo que estaran facultados de una manera enunciativa pero no limitativa para: representar a la Sociedad ante autoridades federales, estatales, municipales, administrativas y judiciales, ante la Secretaria del Trabajo y ante las juntas de conciliacion y Arbitraje y para firmar los documentos que sean necesarios en el ejercicio de sus facultades; para ejercitar toda clase de derechos y acciones ante cualquier autoridad y Juntas de Conciliacion y Arbitraje; para someterse a cualquier jurisdiccion; para promover y desistirse aun del juicio de ampara; para presentar cargos y querellas penales y para comparecer como parte ofendida y coadyuvar con el Ministerio Publico y otorgar perdones; para transigir; para comprometer en arbitros; para articular y absolver posiciones; para aceptar y liberar toda clase de garantias; para hacer cesion de bienes y para llevar a cabo los demas actos que esten expresamente determinados por la Ley.

b.--Poder general para actos de administracion en terminos del segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil entre las que se incluyen las facultades de celebrar, modificar, cumplir y rescindir toda clase de contratos y


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convenios, obtener prestamos y en general, llevar a cabo todos los actos que esten directa o directamente relacionados con los objetos sociales.

c.--Poder general para actos de dominio en terminos del tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil incluyendo facultades para adquirir, transferir la titularidad de, asi como gravar mediante prenda, hipoteca o de cualquier otra forma, derechos personales y reales.

d.--Poder para emitir, aceptar, endosar y de cualquier otra manera subscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito.

e.--Poder para conferir y revocar poderes generales y especiales dentro del ambito de las facultades anteriormente mencionadas.

f.--Establecer sucursales y agencias en cualquier parte ya sea dentro o fuera de los Estados Unidos Mexicanos y cerrar dichas sucursales o agencias.

g.--Establecer subsidiarias en cualquier parte ya sea dentro o fuera de los Estados Unidos Mexicanos y para liquidar y disolver dichas subsidiarias.

h.--Designar y remover gerentes, funcionarios y empleados de la Sociedad y determinar sus facultades, deberes y remuneraciones.

                            ASAMBLEAS DE ACCIONISTAS

VIGESIMA.--La autoridad suprema de la sociedad es la Asamblea General Ordinaria de Accionistas, la cual podra por lo tanto adoptar toda clase de acuerdos y ratificar todos los actos y transacciones realizadas por la sociedad. Los acuerdos adoptados por la Asamblea de Accionistas seran implementados por el Administrados Unico o el Consejo de Administracion, segun sea el caso, o por la persona expresamente designada para tales efectos por la Asamblea de Accionistas. Toda Asamblea de Accionistas se celebrara en el domicilio social, salvo caso fortuito o fuerza mayor.

VIGESIMA PRIMERA.-- Las Asambleas de Accionistas seran Ordinarias o Extraordinarias. Las Asambleas Ordinarias de Accionistas se celebraran por lo menos una vez al ano dentro de los primeros cuatro meses posteriores al cierre del ejercicio fiscal. Las Asamblea Extraordinarias de Accionistas tendran lugar cuando sea necesario resolver cualquiera de los asuntos contenidos en el articulo ciento ochenta y dos de la Ley General de Sociedades
Mercantiles.

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VIGESIMA SEGUNDA.--Las Asambleas de Accionistas, ya sean ordinarias o extraordinarias, se celebraran previa convocatoria del Administrador Unico o el Consejo de Administracion, o por cualquiera de los Comisarios en caso de incumplimiento del Administrador Unico o del Consejo de Administracion de conformidad con lo establecido en el articulo ciento sesenta y seis, fraccion sexta de la Ley General de Sociedades Mercantiles. Las Asambleas se celebraran tambien a solicitud de los accionistas en los terminos de los articulos ciento ochenta y cuatro y ciento ochenta y cinco de la Ley General de Sociedades Mercantiles.

Las convocatorias para las asambleas de accionistas contendran el lugar, fecha y hora en la cual se celebrara la asamblea, asi como la mencion de ser la primera
o subsecuente convocatoria. Las convocatorias se publicaran en uno de los periodicos de mayor circulacion en el domicilio social, con por lo menos quince
(15) dias naturales anteriores a la fecha fijada para la asamblea. En caso de una segunda convocatoria, se publicara dicha convocatoria por lo menos tres (3) dias anteriores a la fecha fijada para la asamblea. Las convocatorias para cualquier Asamblea de Accionistas tambien deberan ser enviadas por telecopia a cualquier accionista extranjero para asegurar su recepcion con por lo menos quince (15) dias de anticipacion a la fecha de la asamblea. Los acuerdos unanimemente aprobados por todos los accionistas que no se hayan reunido en una asamblea, tendran, para todos los efectos legales, los mismos efectos juridicos que si hubieran tomado en una asamblea, siempre y cuando sean confirmados por escrito en cualquier momento posterior a aquel en que fueron tomados y protocolizados ante fedatario publico.

VIGESIMA TERCERA.--Las Asambleas Ordinarias de Accionistas quedaran legalmente instaladas en la primera convocatoria si los accionistas tenedores de por lo menos el 50% (cincuenta por ciento) del capital social con derecho a voto de la sociedad se encuentran presentes o debidamente representados en dicha asamblea y, los acuerdos ahi tomados seran validos unicamente si son aprobados por el voto de la mayoria de los accionistas presentes de dicha asamblea. En el caso de que una Asamblea Ordinaria no se celebre en la fecha programada por la falta de quorum, una segunda convocatoria o una subsecuente convocatoria se realizara con la mencion de dicha circunstancia y, en dicho caso, las Asambleas Ordinarias de Accionistas seran consideradas como legalmente instaladas independientemente del numero de las acciones presentes o representadas en la asamblea y los acuerdos adoptados seran validos si son aprobados por el voto favorable de los presentes o representados.

VIGESIMA CUARTA.--Las Asambleas Extraordinarias de Accionistas quedaran legalmente instaladas en la primera convocatoria si los accionistas tenedores de por lo menos el setenta y cinco por ciento del capital social con derecho a voto de la sociedad estan presentes o debidamente representados en dicha asamblea; y en el caso de una segunda o subsecuente convocatoria, la Asamblea Extraordinaria de Accionistas quedara legalmente instalada si por lo menos el 50% (cincuenta por ciento) de los accionistas tenedores de las acciones representativas del capital social con derecho a voto se encuentran presentes o debidamente representados en cualquier asamblea. Los acuerdos tomados en Asamblea Extraordinaria de Accionistas, ya sea en primera o subsecuentes convocatorias, seran validas si son aprobados por el voto favorables de los accionistas que representen, por lo menos, la mitad del capital social con derecho a voto de la sociedad.

VIGESIMA QUINTA.--Para poder asistir a las asambleas, los accionistas deberan de acreditar su capacidad como tales por medio de su registro en el libro de registro de acciones. Los accionistas podran ser representados en las asambleas por un apoderado que cuente con un poder general o especial o por un apoderado designado por medio de carta poder.

Las asambleas de accionistas seran presididas por el Administrador Unico o por el Presidente del Consejo de Administracion, segun sea el caso. En su ausencia, dichas asambleas seran presididas por la persona que designe para tales electos la mayoria de los asistentes de la asamblea correspondiente. El Secretario del Consejo de Administracion actuara como Secretario de la Asamblea de Accionistas y, en su ausencia, la persona designada para tales efectos por los accionistas en la asamblea correspondiente. El Presidente nombrara a uno o dos de los asistentes como escrutadores, los cuales podran ser o no miembros del Consejo de Administracion o accionistas, para que puedan determinar si se ha reunido el quorum legal y para contar los votos emitidos si fuera necesario o solicitado por el Presidente de la Asamblea.

VIGESIMA SEXTA--Una vez legalmente instalada la asamblea, si alguno de los puntos del orden del dia no ha sido resuelto, dicha asamblea podra ser pospuesta y continuara el siguiente dia habil, sin necesidad de una nueva convocatoria.
- --Las actas de las Asambleas de Accionistas seran registradas en el libro de actas que conservara el Secretario, junto con un juego duplicado de las actas, una lista de los accionistas que asistieron a la asamblea, firmada por el escrutador, los poderes, copias de la publicacion en la cual se publico la convocatoria, copias de cualquier reporte, cuentas de la sociedad y cualesquier otro documento que haya sido representado en la asamblea. Cuando las actas de una asamblea no puedan ser registradas en el libro de actas, deberan protocolizarse ante notario publico. Las actas de las Asambleas extraordinarias de Accionistas deberan protocolizarse e inscribirse en el Registro Publico de Comercio del domicilio social. Todas las actas de asambleas de accionistas, asi como el registro de aquellas no celebradas por falta de quorum, deberan firmarse por el Presidente y el Secretario de la Asamblea, asi como por los Comisarios que deberan haber asistido a cualquier asamblea.

VIGESIMA SEPTIMA.--Cualquier Asamblea Ordinaria o Extraordinaria de accionistas estara legalmente celebrada sin necesidad de convocatoria previa si todas las acciones representativas del capital social se encuentran presentes al momento de la emision de los votos.

La Asamblea de Accionistas determinara la remuneracion, si tal es el caso a los miembros del Consejo de Administracion y a los Comisario de la Sociedad.

                                   VIGILANCIA

VIGESIMA OCTAVA.--La vigilancia de la sociedad quedara confiada a uno o mas Comisarios, tal como sea determinado por los Accionistas en una Asamblea Ordinaria. Un Comisario Suplente podra ser designado por cada Comisario Propietario.

Los Comisarios, por regla general, ocuparan su cargo durante un ano, contado a partir de la fecha de su designacion, debiendo continuar en su cargo hasta que sus sucesores tomen posesion de sus cargos.

La remuneracion que perciban los Comisarios sera determinada por los Accionistas en una Asamblea General.

VIGESIMA NOVENA.--Los Comisarios tendran las facultades y obligaciones contenidas en el articulo ciento sesenta y seis de la Ley general de Sociedades mercantiles.

                          EJERCICIO FISCAL Y UTILIDADES

TRIGESIMA.--El ejercicio fiscal de la sociedad no excedera de un ano calendario e iniciara y terminara en las fechas determinadas por los accionistas en una Asamblea Ordinaria o por el Administrador Unico o el Consejo de Administracion.

TRIGESIMA PRIMERA.--Las utilidades netas obtenidas en cada ejercicio fiscal, se aplicaran conforme a lo siguiente:

a). -- Dicha cantidad que podra ser determinada por los accionistas debera primeramente apartarse para la creacion o restablecimiento de la reserva legal, segun el caso; dicha suma no sera menor al cinco por ciento de las utilidades netas hasta que sea equivalente a una quinta parte del capital social.

b).-- La cantidad necesario para pagar los trabajadores y empleados, el reparto de utilidades correspondiente conforme a la ley; y

c). - El remanente sera distribuido conforme a los dispuesto por los Accionistas en una Asamblea Especial.

                            DISOLUCION Y LIQUIDACION

TRIGESIMA SEGUNDA.--La sociedad sera disuelta anticipadamente en caso de: I. -- Si la realizacion del objeto social se volviese imposible;

II.--Por resolucion de los accionistas tomada en una Asamblea Extraordinaria de Accionistas;

III. - Si el numero de accionistas se reduce a un numero menor del minimo legal;

IV.--En caso de perdida de dos terceras partes del capital social de la sociedad, salvo que los accionistas restablezcan o reduzcan el mismo; y

V.--En cualquier otro caso previsto en la Ley.

En caso de disolucion, la sociedad se colocara en liquidacion, la cual sera confiada a un liquidador designado por la misma Asamblea Extraordinaria que resuelva de la disolucion. El liquidador podra o no ser accionista de la sociedad y tendra las facultades y recibira la remuneracion aprobada por la Asamblea de Accionistas. La

Asamblea de Accionistas establecera un termino para la consecucion de los encargos del liquidador, asi como las reglas generales para la realizacion de dichas tareas.

TRIGESIMA TERCERA.--Durante el proceso de liquidacion, las Asambleas de Accionistas se celebraran de conformidad con los terminos establecidos en este instrumento. Los liquidadores tendran las facultades conferidas al Administrador Unico o al Consejo de Administracion, con las limitaciones impuestas por el proceso de liquidacion. Los Comisarios deberan realizar las mismas funciones durante el proceso de liquidacion que en funcionamiento normal de la sociedad y mantendran la misma relacion con los liquidadores que la mantenida con los Consejeros.

TRIGESIMA CUARTA. - En todos los asuntos que no esten especificamente mencionados en este instrumento, aplicaran las disposiciones de la Ley General de Sociedades Mercantiles.

                                    ARTICULOS
                                  TRANSITORIOS

Los accionistas de la sociedad celebran en este acto la primera Asamblea General Ordinaria de Accionistas a fin de adoptar, por unanimidad de votos, las siguientes resoluciones:

1.--La parte fija del capital social sera de $50,000 (Cincuenta Mil Pesos 00/100 M.N.) mismo que ha sido totalmente suscrito y pagado representado por 50 acciones ordinarias, Serie "A", con valor nominal de $1,000 (Un Mil Pesos 00/100 M.N.) cada una, mismo que quedo suscrito de la siguiente forma:

ACCIONISTA                       ACCIONES                 TOTAL         VALOR
                                       SERIE A     SERIE B
JAFRA COSMETICS
INTERNATIONAL, S.A. DE C.V.         49           0          49       $49,000.00
CONSULTORIA JAFRA, S.A. DE C.V.      1           0           1       $  1,000.00
     TOTAL                          50           0          50       $ 50,000.00

2.--La Administracion de la Sociedad estara encargada a un Consejo de Administracion, el cual estara integrado de la siguiente manera:

PROPIETARIOS                         CARGO
EUGENIO LOPEZ BARRIOS                PRESIDENTE
RALPH S. MASON III                   VICE PRESIDENTE

ALBERTO MENA ADAME                   SECRETARIO
MARTHA CECILIA ECHEVERRI CORREA      VOCAL
SUPLENTE

MARIA DOLORES SANCHEZ CANO GASCON, quien podra sustituir a cualquier consejero.

3. -- Se designa al senor SERGIO QUEZADA como Comisario de la Sociedad y al senor ERNESTO VALENZUELA como Comisario Suplente.


4. -- Se designan como funcionarios de la Sociedad al senor EUGENIO LOPEZ BARRIOS como Presidente y al senor RALPH S. MASON III como Vicepresidente Ejecutivo.

5.--El primer ejercicio social comenzara en la fecha de celebracion de la presente asamblea y terminara el 31 de diciembre de 1998 y los subsecuentes ejercicios fiscales comenzaran el 1 de enero y concluiran el 31 de diciembre de cada ano.

6. - Se otorgan a los senores EUGENIO LOPEZ BARRIOS, GONZALO RUBIO, RALPH S. MASON III Y ALBERTO MENA ADAME los siguientes poderes de la sociedad para ser ejercitados en forma mancomunada o individualmente, salvo en lo referente a las facultades mencionadas en el inciso c), las cuales deberan ser ejercidas mancomunadamente por cuando menos dos apoderados:

a). - Poder general para pleitos y cobranzas, con las facultades mas amplias permitidas por la Ley, en terminos del primer parrafo del articulo 2554 del Codigo Civil para el Distrito Federal y los articulos correlativos de cualquier otro codigo civil de la Republica Mexicana, con todas las facultades generales y especiales que requieran Clausula especial, incluyendo aquellas previstas en el articulo 2587 del Codigo Civil, por lo que estaran facultados de una manera enunciativa pero no limitativa para: representar a la Sociedad ante autoridades federales, estatales, municipales, administrativas y judiciales, ante la Secretaria del Trabajo y ante las juntas de conciliacion y Arbitraje y para firmar los documentos que sean necesarios en el ejercicio de sus facultades; para ejercitar toda clase de derechos y acciones ante cualquier autoridad y Juntas de Conciliacion y Arbitraje; para someterse a cualquier jurisdiccion; para promover y desistirse aun del juicio de amparo; para presentar cargos y querellas penales y para comparecer como parte ofendida y coadyuvar con el

Ministerio Publico y otorgar perdones; para transigir; para comprometer en arbitros; para articular y absolver posiciones; para aceptar y liberar toda clase de garantias; para hacer cesion de bienes y para llevar a cabo los demas actos que esten expresamente determinados por la Ley;

b).--Poder general para actos de administracion en terminos del segundo parrafo del articulo 2554 del Codigo Civil entre las que se incluyen de manera enunciativa y no limitativa, las facultades de celebrar, modificar, cumplir y rescindir toda clase de contratos y convenios, obtener prestamos y en general, llevar a cabo todos los actos que esten directa o indirectamente relacionados con los objetos sociales;

c). -- Poder general para actos de dominio, con la amplitud mencionada en el tercer parrafo del articulo 2554 del Codigo Civil para el Distrito Federal y sus correlativos contenidos en los codigos civiles de los Estados. Dicho poder sera tan amplio como en derecho se requiera para contraer obligaciones en nombre de la Sociedad. Este poder otorga todas las facultades de disposicion, incluyendo aquellas que sean necesarias para la constitucion de gravamenes, garantias y limitaciones de dominio sobre bienes y derechos de la Sociedad.

d). -- Poder especial para que abran y cancelen cualquier tipo de cuenta bancaria o de inversion, con facultades para expedir cheques con cargo a dichas cuentas, y en general para girar, aceptar, endosar, negociar, librar, avalar, de cualquier otra forma suscribir titulos de credito en nombre y representacion de la Sociedad, en los terminos mas amplios que establece el articulo noveno de la Ley General de Titulos y Operaciones de Credito.

e). -- La realizacion de actos que involucren las mas amplias facultades de administracion y direccion por lo que respecta a la planeacion, organizacion, mando y control del personal de Cosmeticos y Fragancias, S.A. de C.V. y, en consecuencia, por ministerio del articulo once de la Ley Federal del Trabajo, habra de tener el caracter de representante legal de Cosmeticos y Fragancias, S.
A. de C.V. en sus relaciones con los trabajadores; asimismo se le otorga, sin limitacion alguna, en su caracter de representante legal, el poder general de la sociedad para pleitos y cobranzas, con todas las facultades generales y aun las especiales que de acuerdo con la Ley requieran poder o clausula especial, en los terminos del parrafo primero del articulo dos mil quinientos cincuenta y cuatro de Codigo Civil para el Distrito Federal y articulos correlativos de los Codigos Civiles de las entidades que integran la federacion, pero con la excepcion de la facultad de hacer cesion de bienes a que se refiere la fraccion V del articulo 2587 del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion. De manera enunciativa y no limitativa, se mencionan entre otras, facultades para representar a Cosmeticos y Fragancias, S. A. de C.V. i) ante toda clase de autoridades administrativas y judiciales, tanto de caracter municipal como estatal y federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social, inclusive por lo que respecta al Sistema de Ahorro para el retiro, y ante el Fondo Nacional para el Consumo de los Trabajadores, ii) ante las juntas de Conciliacion y de conciliacion y Arbitraje, tanto locales como federales, y ante las autoridades laborales a que se refiere el articulo quinientos veintitres de la Ley Federal del Trabajo, iii) en toda clase de procedimientos, incluyendo el de amparo, y iv) compareciendo y actuando de acuerdo con lo dispuesto en los articulos once, seiscientos noventa y dos, fraccion II, ochocientos setenta y seis, setecientos ochenta y seis y demas aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, en la articulacion y absolucion de posiciones, y en toda la secuela de los juicios laborales en que Cosmeticos y Fragancias, S.A. de C.V. sea parte o tercera interesada.

f). -- Poder para conferir y revocar poderes generales y especiales dentro del ambito de las facultades anteriormente senaladas.

7. -- Las personas anteriormente nombradas, aceptan sus cargos y protestan su fiel cumplimento en el desempeno de los mismos.

Asi mismo la asamblea de accionistas por unanimidad de votos acordo NO EXIGIRLES FIANZA NI DEPOSITO para garantizar sus cargos, para dar cumplimiento al Articulo Ciento cincuenta y dos y Ciento cincuenta y tres de la Ley General de Sociedades Mercantiles en vigor.

8. - El senor EUGENIO LOPEZ BARRIOS, en su caracter de PRESIDENTE DEL CONSEJO DE ADMINISTRACION de la Sociedad, declara que no ha recibido a su entera conformidad el total del Capital Social.

Ademas agradece a la asamblea el haber aceptado su cargo sin caucion.

9.- Las disposiciones de la Ley General de Sociedades Mercantiles, se regiran en todo aquello sobre lo que no haya disposicion expresa en estas Clausulas, o en caso de que algo de lo estipulado en ellas estuviere en conflicto con lo dispuesto en dicha Ley, a falta de disposicion de dicha Ley o en estas clausulas, la Asamblea General de Accionistas, determinara lo conducente.

10.- Declaran las partes en el acto de la firma del presente contrato que renuncian al fuero que por razon de su domicilio les pudiere corresponder y que para todo lo relacionado con la interpretacion y cumplimiento de esta escritura, se someten expresamente a las Leyes y Tribunales de MEXICO, DISTRITO FEDERAL.

11.-- Los comparecientes facultan al suscrito Notario, para efectuar las diligencias necesarias a fin de obtener la inscripcion del primer testimonio de la escritura, en el Registro Publico de Comercio correspondiente.

12.--Los honorarios, impuestos y derechos que se causen o devenguen con motivo del otorgamiento de esta escritura, su testimonio y registro, seran pagados por la Sociedad, con cargo a gastos de organizacion.

                                 PERSONALIDADES

A. - El senor Licenciado JAMES E. RITCH GRANDE AMPUDIA, acredita la personalidad con la que se ostenta para firmar este instrumento, en representacion de la Sociedad Mercantil denominada "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con la escritura publica numero CINCUENTA Y TRES MIL DOSCIENTOS OCHENTA Y CINCO, libro numero MIL OCHENTA Y DOS, de fecha treinta de abril de mil novecientos noventa y ocho, otorgada ante la fe del Licenciado MIGUEL ALESSIO ROBLES, Notario numero DIECINUEVE de Mexico, Distrito Federal, misma que se encuentra debidamente inscrita en el Registro Publico de Comercio del Distrito Federal, bajo el Folio Mercantil numero DOS TRES NUEVE CUATRO CUATRO Y CUATRO SEIS NUEVE SEIS DOS, de fecha veinticuatro de julio de mil novecientos noventa y ocho, de la cual se anexa una copia al apendice de esta escritura marcada con la letra "B", asi como una al testimonio.

B. - El senor Licenciado ALBERTO MENA ADAME, acredita la personalidad con la que se ostenta para firmar este instrumento en representacion de la Sociedad

Mercantil denominada "CONSULTORIA JAFRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con la escritura publica numero VEINTITRES MIL SETECIENTOS UNO, Libro CUATROCIENTOS SETENTA Y SIETE, de fecha cuatro de diciembre de mil novecientos noventa y cinco, otorgada ante la fe del Licenciado CARLOS ALEJANDRO DURAN LOERA, Notario numero ONCE de Mexico, Distrito Federal, y escritura publica numero CUATRO MIL CUATROCIENTOS CINCUENTA Y CUATRO, libro numero CIENTO CUARENTA Y UNO, de fecha tres de octubre de mil novecientos noventa y seis, otorgada ante la fe del Licenciado CARLOS ANTONIO REA FIELD, Notario numero CIENTO OCHENTA Y SIETE del Distrito Federal, de las cuales se anexa una copia al apendice de esta escritura marcada con la letra "C" y "D", asi como una al testimonio.

                                   GENERALES

Los comparecientes bajo protesta de decir verdad, manifestaron por sus generales ser de nacionalidad mexicana por nacimiento:

El senor JAMES E. RITCH GRANDE AMPUDIA, originario de Mexico, Distrito Federal, en donde nacio el dia cinco de febrero de mil novecientos sesenta y cuatro, casado, Licenciado en Derecho, con domicilio en Amberes numero cinco, Colonia Juarez, Mexico, Distrito Federal, y con Registro Federal de Contribuyentes "RIGJ guion sesenta y cuatro cero dos cero cinco".

El senor ALBERTO MENA ADAME, originario de Mexico, Distrito Federal, en donde nacio el dia diecisiete de octubre de mil novecientos sesenta, casado, Licenciado en Derecho, con Registro Federal de Contribuyentes "MEAA guion sesenta diez diecisiete, y con domicilio en Boulevard Adolfo Lopez Mateos numero quinientos quince, Colonia Tlacopac, Mexico Distrito Federal.

                           YO, EL NOTARIO CERTIFICO:

I.--Que estimo a los comparecientes con capacidad legal para otorgar este instrumento, pues no me consta nada en contrario;

II.--Que lo inserto y relacionado concuerda con sus originales que doy fe de haber tenido a la vista;

III. -- Que adverti a los comparecientes, de la obligacion que tienen de proporcionar al suscrito Notario, copia de la solicitud de inscripcion en el Registro Federal de

Contribuyentes ante la Secretaria de Hacienda y Credito Publico de la Sociedad que por medio de este instrumento constituyen, lo anterior para dar cumplimiento al Articulo Veintisiete del Codigo Fiscal de la Federacion;

IV. - Que adverti a los comparecientes de los delitos y penalidades que marca el Codigo Penal del Estado de Mexico, en los Articulos Ciento cincuenta y siete, Ciento sesenta y ocho, Ciento sesenta y nueve y Ciento setenta.

V.--Que se identificaron en los terminos del Articulo Setenta y seis de la Ley Organica del Notariado del Estado de Mexico en vigor, identificaciones de las cuales se anexa una copia al apendice de esta escritura marcada con la letra "E", asi como una al testimonio; y

VI.--Que lei y explique integro este instrumento a los comparecientes, quienes conformes con su contenido, valor y fuerza lega, lo ratifican y otorgan firmando en comprobacion el dia, mes y ano de su otorgamiento, fecha en que Yo, el Notario, AUTORIZO DEFINITIVAMENTE esta escritura. - DOY FE.


JAMES E. RITCH GRANDE AMPUDIA. -ALBERTO MENA ADAME.

Rubricas.

ANTE MI, JORGE ANTONIO FRANCOZ GARATE. RUBRICA. SELLO DE AUTORIZAR.

Para cumplir con lo prevenido por el Articulo Dos mil cuatrocientos ocho del Codigo Civil vigente en el Estado de Mexico y sus correlativos, se inserta el texto integro del mismo a continuacion.

ARTICULO 2408.--En todos los poderes generales para pleitos y cobranzas, bastara que se diga que se otorga con todas las facultades generales y las especiales que requieren clausula especiales conforme a la Ley que se entiendan conferidos sin limitacion alguna.

En todos los poderes generales para administrar bienes, bastara expresar que se dan con ese caracter para que el apoderado tenga toda clase de facultades administrativas. --En los poderes generales para ejercer actos de dominio, bastara que se den con ese caracter para que el apoderado tenga toda clase de facultades de dueno, tanto en lo relativo a los bienes, como para hacer toda clase de gestiones a fin de defenderlos.

Cuando se quisieran limitar en los tres casos antes mencionados las facultades de los apoderados se consignaran las limitaciones o los poderes seran especiales.

Los Notarios insertaran este articulo en los testimonios de los poderes que otorguen.

ARTICULO 2428. -El mandatario puede encomendar a un tercero el desempeno del mandato si tiene facultades expresas para ello.

ARTICULO 2441.--El procurador no necesita poder o clausula especial, sino en los casos siguientes:

I.--Para desistirse;

II. --Para transigir;

III. - Para comprometer en arbitros;

IV.--Para absolver y articular posiciones;

V.--Para hacer cesion de bienes;

VI.--Para recusar;

VII.--Para recibir

pagos;

VIII.--Para los demas actos que expresamente determine la Ley.

Cuando en los poderes generales se desee conferir alguna o algunas de las facultades acabadas de enumerar, se observara lo dispuesto en el parrafo primero del Articulo 2408.

ES PRIMER TESTIMONIO DE SU ORIGINAL QUE SE EXPIDE PARA LA SOCIEDAD MERCANTIL DENOMINADA "COSMETICOS Y FRAGANCIAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, EN SU CARACTER DE "INTERESADA". VA EN CATORCE FOJAS UTILES DEBIDAMENTE COTEJADAS, SELLADAS Y FIRMADAS.--DOY FE.

NAUCALPAN DE JUAREZ, ESTADO DE MEXICO, A DIECIOCHO DE NOVIEMBRE DE MIL NOVECIENTOS NOVENTA Y OCHO.


                                                    (seal)

                           YO, EL LICENCIADO JORGE ANTONIO FRANCOZ GARATE, NOTARIO PUBLICO NUMERO DIECISIETE DEL DISTRITO JUDICIAL DE TLALNEPANTLA, ESTADO DE MEXICO Y NOTARIO DEL PATRIMONIO INMUEBLE FEDERAL


                                               CERTIFICO

                           QUE LA PRESENTE COPIA SIMPLE, ES FIEL REPRODUCCION DE LA ESCRITURA PUBLICA NUMERO 28,467 QUE OBRA ASENTADA EN EL PROTOCOLO NUMERO 742 ORDINARIO A MI CARGO.--DOY FE.
                           NAUCALPAN DE JUAREZ, ESTADO DE MEXICO, A DIECIOCHO DE NOVIEMBRE DE MIL NOVECIENTOS NOVENTA Y OCHO.
                                                    (seal)

       DEED NUMBER TWENTY-EIGHT THOUSAND FOUR-HUNDRED SIXTY-SEVEN.

       VOLUME NUMBER SEVEN-HUNDRED FORTY-TWO.

       In the City of Naucalpan de Juarez, State of Mexico, at the sixteen days of November nineteen ninety-eight, I, Lawyer JORGE ANTONIO FRANCOZ GARATE, NOTARY PUBLIC NUMBER SEVENTEEN of the Judicial District of Tlalnepantla, State of Mexico, and Notary of the Federal Real Estate Patrimony, acting in the Ordinary Protocol at my charge, I witness:

       THE CONSTITUTION OF THE MERCANTILE SOCIETY named, "COSMETICOS Y FRAGANCIAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, that formalize the companies:

       1. "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, represented in this act by Lawyer JAMES E. RITCH GRANDE AMPUDIA.

       2. "CONSULTORIA JAFRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, represented in this act by Lawyer ALBERTO MENA ADAME.

       According to the following statements and clauses:

                                   STATEMENTS

       UNIQUE. The ones who present themselves before me declare that for the granting of the present deed, the Ministry of Foreign Affairs granted them the corresponding permit, same which I add to the appendix of this deed with letter "A", and that I completely transcribe as follows:


       ""At the superior left margin a seal with the national escutcheon and the following inscription: MINISTRY OF FOREIGN AFFAIRS MEXICO. At the superior right margin PERMIT 09034007. FILE 9809033236. FOLIO 34505.


       In attention to the application presented by C. FERNANDO CAMACHO SERVIN, this Ministry grants the permit to constitute a S.A. DE C.V. (anonymous society of variable capital initials in Spanish), under the denomination of COSMETICOS Y FRAGANCIAS, S.A. DE C.V.

       This permit will be conditioned that in the Articles of Incorporation the clause of exclusion of foreigners foreseen in Article 30 or the agreement stated in Article 31, both of the Regulation of the Law to Promote Mexican Investment and Regulate Foreign Investment are inserted.

       The Notary or Public Broker before whom this permit is officially registered, will have to advise the Ministry of Foreign Affairs within the 90 natural days from the date of authorization of the corresponding Public Deed.

       The above mentioned is communicated based in Article 27 Constitutional Fraction I, of the Political Constitution of the United Mexican States, 15 of the Law of Foreign Investment and in the terms of Article 28 fraction V of the Organic Law of the Federal Public Administration.

       This permit will stop having effects if it not used within the next 90 working days after its date of issuance and is granted without prejudice of what is foreseen in article 91 of the Law of Industrial Property.


       TLATELOLCO, F.D. 6 OF OCTOBER 1998. EFFECTIVE SUFFRAGE. NO REELECTION. THE DIRECTOR OF PERMITS ART. 27. LAWYER JOSE FCO. CAMPOS GARCIA ZEPEDA. ONE ILLEGIBLE SIGNATURE. ONE SEAL WITH THE NATIONAL ESCUTCHEON AND THE FOLLOWING INSCRIPTION. MINISTRY OF FOREIGN AFFAIRS. GENERAL DIRECTION OF LEGAL AFFAIRS. PA-1. 152417.

       Having the above been exposed the ones who present before me grant the following:


                CONTRACT OF ANONYMOUS SOCIETY OF VARIABLE CAPITAL
                                     CLAUSES

       FIRST. The ones who present before me by this act constitute a Mercantile Society, adopting the type of Anonymous of Variable

Capital, of Mexican nationality, according to the Mexican Laws, which will be ruled by the following:

                                     BYLAWS


       NAME, PURPOSE, ADDRESS, DURATION AND NATIONALITY.


       FIRST. The denomination of the society is "COSMETICOS Y FRAGANCIAS", which will be followed by the words "SOCIEDAD ANONIMA DE CAPITAL VARIABLE", or its abbreviation "S.A. de C.V."

       SECOND. The purpose of the company is:

       1. Rendering of all type of services, specially services of manufacturing or fabrication of cosmetics, beauty articles, for care and personal hygiene, bath articles, ornaments and articles or jewelry, as well as food complements and supplements and food products of similar nature, to all type of natural persons or companies, traders or not.



       2. To import, export, purchase, sell, distribute, industrialize and, in general, negotiate with all type of raw materials, finished or semi-finished products, products in general and trade effects.


       3. To import, export, purchase, sell and negotiate in any other way with all type of machinery, tools, equipment and parts and repair articles for the same.

       4. To request, obtain, register, use, transfer or in any other manner dispose and acquire trademarks, commercial names, copyrights, patents, rights of patents, inventions, processes or any other type of intellectual property that can be necessary or convenient for the consecution of its social purpose.

       5. To establish, lease, sublease, operate and own in any way permitted by the law all type of factories, workshops, plants, warehouses, offices, stores and other establishment necessary for the realization of the social purpose, as well as to acquire all type of negotiations or industrial and commercial companies, including shares, participation and instruments issued by them.

       6. To establish branches, subsidiaries, agencies and representation offices in Mexico and abroad.

       7. To represent or act as agent, or commission agent or legal representative in the Mexican Republic or abroad, for all type of natural persons or companies, national or foreign.


       8. To acquire, own, lease, sublease, purchase, sell and negotiate in any type permitted by the Law all type of real estate, including the acquisition, establishment and operation of investigation laboratories.


       9. To render all type of technical, administrative, consulting or supervision services to commercial or industrial companies, in Mexico or abroad and receive such services;


       10. To give and offer co-packing services and of fabrication or processing of materials to and from any type of natural persons or companies, being them entities and industrial and commercial businesses.



       11. Give or take money in loans with or without guaranties of any type, issue bonds, obligations and any other credit title with the intervention of the institutions that in each case is required according to the law.


       12. To guarantee obligations of third parties by means of bonds or surety or in any other way permitted by the Law, as well as to constitute guaranties on any of its properties.


       13. In general, to make all type of acts and celebrate all type of contracts or agreements, civil, mercantile or of any other nature, permitted by the Law and in general, to make all type of businesses and activities that are related directly or indirectly with the social purpose.


       THIRD. The address of the company is Mexico City, Federal District, same which will not be considered as modified even though the Company establishes agencies or branches in any other place in Mexico or abroad, or designates conventional addresses for the celebration of specific acts or contracts.

       FOURTH. The duration of the company will be 99 (ninety-nine) years.

       FIFTH. The company is of Mexican nationality. Every foreigner that in the moment of the constitution or in any ulterior moment, acquires an interest or participation in the company, will be considered by this simple act as Mexican with respect to said interest or participation and will be understood that it is convenient not to invoke the protection of his Government, under the penalty, on the contrary, of losing, in favor of the Mexican nation, the participation or interests he might have acquired.

                            CAPITAL STOCK AND SHARES

       SIXTH. The capital stock is variable. The minimum fixed part without right of withdrawal of the capital stock will be the amount of $50,000.00 pesos (Fifty-thousand Pesos 00/100 N.C.) fully subscribed and paid, represented by 50 (fifty) ordinary shares Series "A", nominative with nominal value of $1,000.00 N.C. (ONE THOUSAND PESOS 00/100 NATIONAL CURRENCY) each one.

       The variable part of the capital stock of the company will be integrated by ordinary nominative shares, series "B", with nominal value of $1,000.00 N.C. (One thousand pesos 00/100 National Currency) each one.

       The capital stock will be represented in its minimum fixed part by shares "Series A" and in its variable part with shares "Series B", which can be acquired by Mexican or foreign investors.

       SEVENTH. The increases or decreases of the variable capital stock can be made based on a resolution of the General Ordinary Shareholders Meeting, which resolution does not require to be officially registered nor inscribed in the Public Registry of Property, same that will have to determine the conditions in which said increase or decrease has to be made, such as the terms of subscription and payment of the same, the characteristics of the shares that are emitted and any other related matter. Said capital increases can be paid in money on in species by the shareholders of the company and resolved by the shareholders meeting resolving said capital increase.

       On the other side, future increases or decreases of the fixed capital have to be agreed by an Extraordinary Shareholders Meeting.

       EIGHTH. Shares titles and, in its case, the provisional certificates will contain the indications referred to in article one-hundred twenty-five of the General Law of Mercantile Societies. Clause fifth of these by-laws will be equally transcribed.

       NINTH. Each share will give the right to one vote in the Shareholders Meetings; the holder of the shares of the company will have the right to vote in all the matters submitted in the meeting when by law or by these by-laws they have right to vote; all shares will confer equal right to vote; all shares will confer equal rights and obligations to their holders.

       TENTH. The shares titles will contain the signature of the Sole Administrator or of two members of the board of directors, as the case might be. The signature of the advisors, if it is authorized by the Board of Directors, can be printed by fax, subject to the condition that in such case the original of the respective signatures has to be deposited in the corresponding Public Registry of Commerce.

       At the request of any shareholders, to which charge the expenses derived from it will be made, the shares titles can be exchanged by different titles representing a different number of shares.

       ELEVENTH. The company will keep a registry book of shares in which all the subscription, acquisition or transference operations will be inscribed, as well as any encumbrance to be placed on the shares representative of the capital stock.

       The company will consider as proprietary of the nominative shares the person who is registered as such in the registry book of shares.

       TWELVETH. The capital increases can be made by means of contributions in cash or in species, or by means of capitalization of reserves, or any other surplus. In the cases of capital increase by means of a new contribution in cash or in species, shareholders will obtain the preferred right, to subscribe and pay the shares that will be emitted, in proportion with their share property at the moment of exercising said preferred right within the next fifteen days after the date of publication of the corresponding notification in the Official Gazette of the Federation or calculated from the date in which the meeting was held, considering all the shares representative of the capital stock of the company had been present or represented in said meeting.

       In case that after the termination of the term during which shareholder has had the right to exercise his preferred right, some shares had not been subscribed, the Sole Administrator or the Board of Directors will offer said shares to third parties or will keep them in the treasury of the company, if the case, according with the agreement taken by the shareholders meeting that had approved the capital increase.

       No new shares can be issued until the shares previously emitted have been fully subscribed and paid.

       The company will keep a registry book of the variations of capital.

                                 ADMINISTRATION

       THIRTEENTH. The administration of the company will be entrusted to a Sole Administrator or to a Board of Directors integrated by the number of Advisors determined by the Ordinary Shareholders Meeting. The Ordinary Shareholders Meeting can also designate Substitute Advisors to act in case of absence of the Proprietary Advisors.

       FOURTEENTH. The Sole Administrator or the members of the Board of Directors in its case, do not need to be shareholders of the Company and, by general rule, they will last in their charge one year counted from the date of their designation, and they can be reelected. In every case, they will remain in their charges until their successors take possession of their posts.

       FIFTEENTH. The Shareholders Meeting or the Board of Directors in session can designate among their members one person to act as President of the Board of

Directors, can also designate a Secretary who does not need to be Advisor.

       SIXTEENTH. The sessions of the Board of Directors will be celebrated in the social address or in any other place when it is previously determined in the respective convocation. The sessions of the Board can be effected in any moment, but at least once a year and will be convoked by the President or the Secretary of the Board or by any two Advisors or by the Commissaries of the Company. The person or persons that wish to convoke the session will inform it to the Secretary of the Board who immediately will emit the respective convocation.

       The convocations will be made by writing and sent to the address of each member of the Board of Directors or to the place designated for such purposes by telex or telegram or confirmed telecopy with at least fifteen natural days in anticipation to the date of the session. The convocations will specify the purpose, hour, date and place of the session and will be signed by the Secretary of the Board. Without prejudice of the above mentioned, the requirement of the Convocation can be waived by any advisor in relation to any session.

       SEVENTEENTH. In order that the session of the Board of Directors can be validly celebrated, the assistance of at least the majority of the Advisors or their respective substitutes is required. The resolutions of the Board of Directors will be valid only if they were approved by the favorable vote of the majority of the attending members of the Board of Directors.

       The resolutions approved unanimously by all the Advisors out of the session will have, for all legal purposes, the same validity as if they were adopted in a session of the board, whenever they are confirmed by written anytime after they have been taken.

       EIGHTEENTH. The Board of Directors can designate among their members, one or more delegates for the performance of specific tasks, with the powers that are expressly conferred in each case.

       NINETEENTH. The Sole Administrator or the Board of Directors, as the case might be, will have the following powers:

       a). General power for litigation and collection, with the most ample powers permitted by the Law, in terms of the first paragraph of article two-thousand fifty-four of the Civil Code for the Federal District, and the correlative articles of any other civil code of the Mexican Republic (the "Civil Code"), with all the general powers and the special ones that require special clause, including those foreseen in article 2587 of the Civil Code, for which they will be empowered in an enunciation but not limitation way to: represent the Company before federal, from the state, municipal, administrative and legal authorities, before the Ministry of Labor and before the meetings of conciliation and arbitrage and to sign the documents that are necessary in the exercise of their powers; to exercise all type of rights and actions before any authority and meetings of Conciliation and Arbitrage; to submit to any jurisdiction; to promote and desist even from the judge of amparo; to present charges and criminal litigation and to present themselves as the offended party and assist the Department of Justice and grant pardon; to settle; to compromise in arbiters; to articulate and absolve positions; to accept and issue all type of guaranties; to make transference of goods and to perform all the other acts that are expressly determined by the Law.

       b). General Power for acts of administration in terms of the second paragraph of article two-thousand five-hundred fifty-four of the Civil Code among which they are included the powers to celebrate, modify, fulfill and rescind every type of contracts and agreements, to obtain loans and in general, to perform all the acts that are directly or indirectly related with the social purposes.

       c). General Power for acts of dominion in terms of the third paragraph of article two-thousand five-hundred fifty-four of the Civil Code including powers to acquire, transfer the ownership of, as well as to encumber by means of pledge, mortgage or any other way, personal and real rights.

       d). Power to issue, accept, indorse and in any other way subscribe credit titles according with article ninth of the General Law of Titles and Credit Operations.

       e). Power to confer and revoke general and special powers within the scope of the powers mentioned before.

       f). To establish branches and agencies in any part in or outside the United Mexican States and close said branches or agencies.

       g). To establish subsidiaries in any part in or outside the United Mexican States and to liquidate and dissolve said subsidiaries.

       h). To designate and remove managers, officers and employees of the Company and determine their powers, duties and remuneration.

                              SHAREHOLDERS MEETINGS

       TWENTIETH. The supreme authority of the company is the General Ordinary Shareholders Meeting, that can adopt all type of agreements and ratify all the acts and transactions made by the company. The agreements adopted by the Shareholders Meeting will be implemented by the Sole Administrator or the Board of Directors, as the case might be, or by the person expressly designated for such purposes by the Shareholders Meeting. Every Shareholders Meeting will be celebrated in the social address, unless fortuitous case or major force.

       TWENTY-FIRST. The Shareholders Meetings will be Ordinary or Extraordinary. Ordinary Shareholders Meetings will be celebrated at least once a year within the first four months after the closing of the fiscal year. The Extraordinary Shareholders Meetings will be made when it is necessary to resolve any of the matters contained in article one-hundred eighty-two of the General Law of Mercantile Societies.

       TWENTY-SECOND. The Shareholders Meetings, Ordinary or Extraordinary, will be celebrated with the previous convocation of the Sole Administrator or the Board of Directors, or by any of the Commissaries in case of non-fulfillment of the Sole Administrator or the Board of Directors according to what is foreseen in article one-hundred sixty-six, fraction sixth of the General Law of Mercantile Societies. The Meetings will be celebrated also at the request of the shareholders in terms of articles one-hundred eighty-four and one-hundred eighty-five of the General Law of Mercantile Societies.

       The convocations for the shareholders meetings will contain the place, date and hour in which the meeting is going to take place, as well as the indication of being the first or subsequent convocation. The convocation will be published in one of the newspapers of more circulation in the social address, at least fifteen (15) natural days before the date fixed for the meeting. In case of a second convocation, said convocation will be published at least three (3) days before the date fixed for the meeting. The convocations for any Shareholders Meeting will have to be sent by telecopy to any foreign shareholder to assure its reception with at least fifteen (15) days in anticipation to the date of the meeting. The agreements unanimously approved by all the shareholders who had not gathered in a meeting, will have, for all legal effects, the same legal effects as if they were taken in a meeting, whenever they are confirmed by written in any moment ulterior to that in which they were taken and officially registered before public notary.

       TWENTY-THIRD. Ordinary Shareholders Meetings will be legally installed in the first convocation if the shareholders holders of at least 50% (fifty per cent) of the capital stock with right to vote of the company are present or duly represented in said meeting, and the agreements there taken will be valid only if they are approved by the vote of the majority of the shareholders present in said meeting. In case an Ordinary Meeting is not celebrated in the programmed date due to lack of quorum, a second convocation or an ulterior convocation will be made mentioning that circumstance and in said case, the Ordinary Shareholders Meetings will be considered as legally installed notwithstanding the number of shares present or represented in the meeting and the agreements adopted will be valid if they are approved by the favorable vote of the present or represented ones.

       TWENTY-FOURTH. The Extraordinary Shareholders Meetings will be legally installed in the first convocation if the shareholders holding at least seventy-five per cent of the capital stock with right to vote of the company are present or duly represented in said meeting; and in the case of a second or ulterior convocation, the Extraordinary Shareholders Meeting will be legally installed if at least the 50% (fifty per cent) of the shareholders holding the shares representative of the capital stock with right to vote are present or duly represented in any meeting. The agreements taken in Extraordinary Shareholders Meeting, taken in first or ulterior convocations, will be valid if they are approved by the favorable vote of the shareholders that represent, at least, half of the capital stock with right to vote of the company.

       TWENTY-FIFTH. In order to attend the meetings, shareholders will have to prove their capacity as such by means of their registry in the registry book of shares. Shareholders can be represented in the meetings by an attorney who has a general power or a special one or by an attorney designated by means of power of attorney.

       Shareholders meetings will be presided by the Sole Administrator or by the President of the Board of Directors, as the case might be. In his absence, said meetings will be presided by the person that for such purpose the majority of the attendants in the corresponding meeting designates. The Secretary of the Board of Directors will act as Secretary of the Shareholders Meeting, and in his absence, the person designated for such purposes by the shareholders in the corresponding meeting. The President will nominate one or two of the attendants as scrutinizers, who can be members of the Board or shareholders or not, so that they can determine if the legal quorum has been gathered and to count the votes issued if it is necessary or requested by the President of the Board.

       TWENTY-SIXTH. Once the meeting is legally installed, if any of the points of the agenda has not been resolved, said meeting can be adjourned and will continue the next working day, without need of new convocation.

       The acts of the Shareholders Meetings will be registered in the book of acts that the Secretary will keep, along with a duplicated set of acts, a list of the shareholders who attended the meeting signed by the scrutinizer, the powers, copies of the publication in which the convocation was published, copies of any report, accounts of the company and any other document that had been represented in the meeting. When the acts of a meeting can not be registered in the book of acts, they will be officially registered before a notary public. The acts of the Extraordinary Shareholders Meetings will be officially registered and inscribed in the Public Registry of Property of the social address. All the acts of the shareholders meetings, as well as the registry of those not celebrated due to lack of quorum, will be signed by the President and the Secretary of the Meeting, as well as by the Commissaries who would have attended any meeting.

       TWENTY-SEVENTH. Any Ordinary or Extraordinary Shareholders Meeting will be legally celebrated without need of previous convocation if all the shares representative of the capital stock are present at the moment of emitting the votes.

       The Shareholders Meeting will determine the remuneration, if any, of the members of the Board of Directors and of the Commissaries of the Company.

                                  SURVEILLANCE

       TWENTY-EIGHTH The surveillance of the company will be entrusted to one or two Commissaries, as determined by the Shareholders in an Ordinary Meeting. One Substitute Commissary can be designated for each Commissary Proprietary.

       Commissaries, by general rule, will occupy their charges during one year, counted from the date of their designation, having to continue their commission until their successors take possession of their charges.

       The remuneration that the Commissaries receive will be determined by the Shareholders in a General Meeting.

       TWENTY-NINTH. Commissaries will have the powers and obligations established in article one-hundred sixty-six of the General Law of Mercantile Societies.

                             FISCAL YEAR AND PROFITS

       THIRTIETH. The fiscal year of the company will not exceed one calendar year and will begin and end in the dates determined by the shareholders in an Ordinary Meeting or by the Sole Administrator or by the Board of Directors.

       THIRTY-FIRST. The net profits obtained in each fiscal year, will be applied according to the following:

       a). Said amount which can be determined by the shareholders will be separated at first for the creation or reestablishment of the legal reserve, as the case might be; said amount will not be less that five per cent of the net profits until it is equivalent to one fifth of the capital stock.

       b). The amount necessary to pay workers and employees, the corresponding profit participation according to the law; and

       c). The remainder will be distributed according to what is decided by the Shareholders in a Special Meeting.

                           DISSOLUTION AND LIQUIDATION

       THIRTY-SECOND. The company will be dissolved in an anticipated manner in case of:

       I. If the realization of the social purpose would become impossible;

       II. By resolution of the shareholders taken in an Extraordinary Shareholders Meeting;

       III. If the number of shareholders is reduced to a number less than the legal minimum;

       IV. In case of loss of two third parts of the capital stock of the company, unless shareholders reestablish or reduce the same; and

       V. In any other case foreseen in the Law.

       In case of dissolution, the company will be placed in liquidation, same which will be entrusted to a liquidator designated by the same Extraordinary Meeting that resolves the dissolution. The liquidator can be shareholder of the company or not, and will have the powers and will receive the remuneration approved by the Shareholders Meeting. The Shareholders Meeting will establish a term for the consecution of the commission of the liquidator, as well as the general rules for the realization of said tasks.

       THIRTY-THIRD. During the process of liquidation, the Shareholders Meetings will be celebrated according with the terms established in this instrument. Liquidators will have the powers conferred to the Sole Administrator or to the Board of Directors, with the limitations imposed by the process of liquidation. Commissaries will have to perform the same functions during the process of liquidation as in the normal operation of the company and will maintain the same relationship with the liquidators than the one maintained with the Advisors.

       THIRTY-FOURTH. In all the matters that are not specifically mentioned in this instrument, the dispositions of the General Law of Mercantile Societies will apply.

                               TRANSITORY ARTICLES

       The shareholders of the company celebrate in this act the first General Ordinary Shareholders Meeting in order to adopt, by unanimity of votes, the following resolutions:

       1. The fixed part of the capital stock will be of $50,000 (Fifty thousand pesos 00/100 N.C.) same which has been fully subscribed and paid represented by 50 ordinary shares, Series "A", with nominal value of $1,000 (One thousand pesos 00/100 N.C.) each one, same which was subscribed in the following manner:


                                            SHARES
SHAREHOLDER                         SERIES 1      SERIES B    TOTAL      VALUE
JAFRA COSMETICS
INTERNATIONAL, S.A. DE C.V.            49              0        49   $49,000.00
CONSULTORIA JAFRA, S.A. DE C.V.         1              0         1   $  1,000.00
       TOTAL                           50              0        50   $ 50,000.00

       2. The administration of the company will be entrusted to a Board of Directors, which will be integrated in the following manner:

PROPRIETORS                       CHARGE
EUGENIO LOPEZ BARRIOS             PRESIDENT
RALPH S. MASON  III               VICE PRESIDENT
ALBERTO MENA ADAME                SECRETARY
MARTHA CECILIA  ECHEVERRI CORREA  VOCAL
SUBSTITUTE

       MARIA DOLORES SANCHEZ CANO GASCON, who can substitute any advisor.

       3. Mr. SERGIO QUEZADA is designated as Commissary of the Company and Mr. ERNESTO VALENZUELA as Substitute Commissary.

       4. They are designated as officers of the company Mr. EUGENIO LOPEZ BARRIOS as President and Mr. RALPH S. MASON III as Executive Vice-president.

       5. The first fiscal year will begin on the date of celebration of the present meeting and will end the 31 of December 1998 and the subsequent fiscal years will begin the 1st. of January and will end the 31 of December of each year.

       6. They are granted to Messrs. EUGENIO LOPEZ BARRIOS, GONZALO RUBIO, RALPH S. MASON III and ALBERTO MENA ADAME the following powers of the company to be exercised in a jointly or separately manner, except in the matters related to the powers mentioned in letter c), which will be exercised jointly at least by two attorneys:

       a). General power for litigation and collection, with the most ample powers permitted by the Law, in terms of the first paragraph of article 2554 of the Civil Code for the Federal District and correlative articles of any other civil code of the Mexican Republic, with all the general powers and the special ones that require Special Clause, including those foreseen in article 2587 of the Civil Code, for which they will be empowered in an enunciation but not limitation way to: represent the company before federal, state, municipal, administrative and legal authorities, before the Ministry of Labor and before the meetings of conciliation and arbitrage and to sign the documents that are necessary in the exercise of their powers; to exercise all type of rights and actions before any authority and Meetings of Conciliation and Arbitrage; to submit to any jurisdiction; to promote and desist even from the judgement of amparo; to present charges and criminal litigation and to present themselves as the offended party and assist the Department of Justice and grant pardons; to settle; to compromise in arbiters, to articulate and absolve positions, to accept and offer all type guaranties; to effect transference of goods and to perform all the other acts that are expressly determined by the Law;

       b). General Power for acts of administration in terms of the second paragraph of article 2554 of the Civil Code among which there are in an enunciation but not limitation way, the powers to celebrate, modify, fulfill and rescind all type of contracts and agreements, to obtain loans and in general, to perform all the acts that are directly or indirectly related with the social purposes;

       c). General Power for acts of dominion, with the fullness mentioned in the third paragraph of article 2554 of the Civil Code for the Federal District and its correlative contained in the civil codes of the States. Said power will be as ample as the law requires to acquire obligations on behalf of the Company. This power grants all the powers of disposition, including those that are necessary for the constitution of encumbrances, guaranties and limitations of dominion over the goods and rights of the Company.

       d). Special power to open and cancel any type of bank or investment account, with powers to draw checks against said accounts, and in general, to draw, accept, indorse, negotiate, issue, be surety of, certify and in any other way subscribe credit titles on the name and representation of the Company, in the most ample terms established by article ninth of the General Law of Titles and Credit Operations.


       e). The realization of acts that involve the most ample powers of administration and direction regarding the planning, organization, commandment and control of the personnel of Cosmeticos y Fragancias, S.A. de C.V., and consequently, based on article eleven of the Federal Labor Law, they will have to have the character of legal representative of Cosmeticos y Fragancias, S.A. de C.V. in their relationship with workers; likewise it is granted to them, without limitations, in their character of legal representatives, the general power of the company for litigation and collection, with all the general powers and the special ones that according to the Law require special power or clause, in terms of article first of article two-thousand five-hundred fifty-four of the Civil Code for the Federal District and correlative articles of the Civil Codes for the entities that integrate the Federation, except for the power of transferring goods referred to in fraction V of article 2587 of the Civil Code for the Federal District and correlative articles in the Civil Codes of the entities that integrate the Federation. In an enunciation but not limitation manner, they are mentioned among others, powers to represent Cosmeticos y Fragancias, S.A. de C.V. i) before all type of administrative and legal authorities, municipal, from the state and federal, before the Institute of the National Fund for the Housing of Workers, the Mexican Institute of Social Security, including that regarding the Savings System for the Retirement, and before the National Fund for the Consumption of Workers, ii) before the Meetings of Conciliation and of Conciliation and Arbitrage, local and federal, and before the labor authorities referred to in article five-hundred twenty-three of the Federal Labor Law, iii) in all type of procedures, including that of amparo, and iv) presenting themselves and acting according to what is foreseen in articles eleven, six-hundred ninety-two, fraction II, eight-hundred seventy-six, seven-hundred eighty-six and other applicable of the Federal Labor Law, in the conciliation phase, in the articulation and absolution of positions, and in all the sequence of the labor judgements in which Cosmeticos y Fragancias, S.A. de C.V. is part on or third interested party.

       f). Power to confer and revoke general and special powers within the scope of the powers mentioned before.

       7. The persons mentioned before, accept their charges and protest their faithful fulfillment in the performance of the same.

       Likewise the shareholders meeting by unanimous votes agreed NOT TO REQUEST BOND NOR DEPOSIT to guarantee their charges, to fulfil article one-hundred fifty-two and one-hundred fifty-three of the General Law of Mercantile Societies in force.

       8. Mr. EUGENIO LOPEZ BARRIOS, in his character of PRESIDENT OF THE BOARD OF DIRECTORS of the company, declares that he has received at his full consent the total Capital Stock.

       In addition he thanks the meeting for having accepted his charge without caution.

       9. The dispositions of the General Law of Mercantile Societies, will rule for all for which there is no express disposition in these clauses, or in case something of what is stipulated in them has conflict with that foreseen in said Law, at the lack of disposition in said Law or in these clauses, the General Shareholders Meeting, will determine that which may proceed.

       10. The parties declare in the act of signing the present contract that they waive to the jurisdiction that in reason of their addresses may correspond to them and that for all what is related with the interpretation and fulfillment of this deed, they expressly submit themselves to the Law and Courts of MEXICO, FEDERAL DISTRICT.

       11. The ones who present themselves before me empower the subscribed Notary, to effect the necessary procedures in order to obtain the inscription of the first testimony of the deed, in the corresponding Public Registry of Commerce.

       12. The honorarium, taxes and fees caused or resulting from the granting of this deed, its testimony and registry, will paid by the Company, with charge to organization's expenses.

                                  PERSONALITIES

       A. Mr. Lawyer JAMES E. RITCH GRANDE AMPUDIA, credit the personality he manifests to sign this instrument, in representation of the Mercantile Society denominated "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, with public deed number FIFTY-THREE THOUSAND TWO-HUNDRED EIGHTY-FIVE, book number ONE-THOUSAND EIGHTY-TWO, dated April thirty, nineteen ninety-eight, granted before the faith of Lawyer MIGUEL ALESSIO ROBLES, Notary number NINETEEN of Mexico, Federal District, same which is duly inscribed in the Public Registry of Commerce of the Federal District, under Mercantile Folio number TWO THREE NINE FOUR FOUR and FOUR SIX NINE SIX TWO, dated July twenty-four, nineteen ninety-eight, of which a copy is annexed to the appendix of this deed with letter "B", as well as one to the testimony.

       B. Mr. Lawyer ALBERTO MENA ADAME, credits the personality he manifests to sign this instrument, in representation of the Mercantile Society denominated "CONSULTORIA JAFRA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, with public deed number TWENTY-THREE THOUSAND SEVEN-HUNDRED AND ONE, Book FOUR-HUNDRED SEVENTY-SEVEN, dated December four, nineteen ninety-five, granted before the faith of Lawyer CARLOS ALEJANDRO DURAN LOERA, Notary number ELEVEN of Mexico, Federal District, and public deed number FOUR-THOUSAND FOUR-HUNDRED FIFTY-FOUR, book number ONE-HUNDRED FORTY-ONE, dated October three, nineteen ninety-six, granted before the faith of Lawyer CARLOS ANTONIO REA FIELD, Notary number ONE-HUNDRED EIGHTY-SEVEN of the Federal District, same from which a copy is annexed to the appendix of this deed marked with letter "C" and "D", as well as one to the testimony.

                                  GENERAL DATA

       The ones who presented themselves before me under protest of speaking truth, declare for their general data to be of Mexican nationality by birth:


       Mr. JAMES E. RITCH GRANDE AMPUDIA, native from Mexico, Federal District, where he was born on the five of February nineteen sixty-four, married, Lawyer, with address in Amberes number five, Colonia Juarez, Mexico, Federal District, and with Federal Contributors Registry "RIGJ dash sixty-four zero two zero five".

       Mr. ALBERTO MENA ADAME, native from Mexico, Federal District, where he was born on the seventeen of October nineteen sixty, married, Lawyer, with Federal Contributors Registry "MEAA dash sixty ten seventeen, and with address in Boulevard Adolfo Lopez Mateos number five-hundred fifteen, Colonia Tlacopac, Mexico, Federal District.

       I, THE NOTARY CERTIFY:

       I. That I consider the ones who present themselves before me with legal capacity to grant this instrument, as I know nothing in contrary;

       II. That what is inserted and related agrees with its originals which I witness I had at sight;

       III. That I warned the ones who present before me, about the obligation they have to give to the subscribed Notary, copy of the application for inscription in the Federal Contributors Registry before the Ministry of Finance and Public Credit, the above mentioned to fulfill Article twenty-seven of the Fiscal Code of the Federation;

       IV. That I warned the ones who present before me about the crimes and penalties stated in the Criminal Code of the State of Mexico establish, in Article one-hundred fifty-seven, one-hundred sixty-eight, one-hundred sixty-nine and one-hundred seventy.

       V. That they identified themselves in terms of Article seventy-six of the Organic Law of Notaries of the State of Mexico in force, identifications from which a copy is added to the appendix of this deed with letter "E", as well as one to the testimony; and

       VI. That I read and fully explained this instrument to the ones who present before me, who in agreement with its contents, value and legal force, they ratified it and signed it in agreement the day, month and year of its granting, date in which I, the Notary, DEFINITELY AUTHORIZE this deed. I WITNESS.

       JAMES E. RITCH GRANDE AMPUDIA. ALBERTO MENA ADAME. Rubrics.-


       BEFORE ME, JORGE ANTONIO FRANCOZ GARATE. SEAL OF AUTHORIZATION.

       To fulfill what is stated by Article Two-thousand four-hundred eight of the Civil Code in force in the State of Mexico and its correlatives, the full text of the same is inserted as follows:

       ARTICLE 2408. In all the general powers for litigation and collection it will be enough to state that they are granted with all the general powers and the special ones that require special clause according to the Law so that they are understood to be conferred without limitations.

       In all the general powers to administer goods, it will be enough to state that they are given with this character so that the attorney has all type of administrative powers.

       In all the general powers, to exercise acts of dominion, it will be enough that they are given with this character so that the attorney has all type of powers of owner, regarding the goods, as well as to make all type of procedures so as to defend them.

       When it is wanted that the powers of the attorneys are limited, in the three cases mentioned before, the limitations will be consigned, or the powers will be special.

       ARTICLE 2428. The mandatary can entrust to a third party the development of the mandate if he has expressed powers to do it.

       ARTICLE 2441. The attoney does not need special power or clause, but in the following cases:

       I. To desist; -

       II. To settle;

       IV. To compromise in arbiters;

       V. To absolve and articulate positions;

       VI. To effect transference of goods;

       VII. To recuse;

       VII. To receive payments;

       VIII. For all the other acts expressly determined by the Law.

       When in the General powers one of some of the mentioned powers are liked to be conferred, it will be observed what is considered in the first paragraph of Article 2408.

       THIS IS FIRST TESTIMONY OF ITS ORIGINAL THAT IS ISSUED FOR THE MERCANTILE SOCIETY DENOMINATED "COSMETICOS Y FRAGANCIAS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, IN ITS CHARACTER OF "INTERESTED PARTY". IT CONTAINS FOURTEEN USEFULL SHEETS DULY COLLATED, SEALED AND SIGNED. I WITNES.

       NAUCALPAN DE JUAREZ, STATE OF MEXICO, EIGHTEEN OF NOVEMBER NINETEEN NINETY-EIGHT.

                                       (seal)
                                       (rubric)


       I, LAWYER JORGE ANTONIO FRANCOZ GARATE, NOTARY PUBLIC NUMBER SEVENTEEN OF THE LEGAL DISTRICT OF TLALNEPANTLA, STATE OF MEXICO AND NOTARY OF THE FEDERAL REAL ESTATE PATRIMONY

                                     CERTIFY

       THAT THE PRESENT SIMPLE COPY, IS A TRUE REPRODUCTION OF PUBLIC DEED NUMBER 28,467 WHICH IS REGISTERED IN PROTOCOL NUMBER 742 ORDINARY AT MY CHARGE. I WITNESS. NAUCALPAN DE JUAREZ, STATE OF MEXICO, EIGHTEEN OF NOVEMBER NINETEEN NINETY-EIGHT.


                                       (seal)
                                       (rubric)



MA. LUISA RAMIREZ SALAS
PERITO TRADUCTOR AUTORIZADO
POR EL TRIBUNAL SUPERIOR DE
JUSTICIA DEL DISTRITO FEDERAL
BOLETIN No. 26 DEL 07-FEB-97

(seal)
MINISTRY OF FOREIGN AFFAIRS         PERMIT 09034007
MEXICO                              FILE   9809033236
                                    FOLIO  34505


       In attention to the request presented by C. FERNANDO CAMACHO SERVIN this Ministry grants the permit to constitute a SA DE CV under the denomination of COSMETICOS Y FRAGANCIAS SA DE CV

       This permit, will be conditioned that in the Incorporation Deed it is inserted the clause of exclusion of foreigners foreseen in Article 30 or the agreement stated in Article 31, both of the Regulation of the Law for Promoting Mexican Investment and Regulate Foreign Investment.

       The Notary or Public Broker before whom this permit is used, will notify the Ministry of Foreign Affairs within the next 90 working days beginning from the date of authorization of the corresponding Public Deed.

       The above mentioned is communicated based in articles 27, Fraction I, of the Political Constitution of the United Mexican States, 15 of the Law of Foreign Investment and in terms of Article 28, fraction V, of the Organic Law of the Public Federal Administration.

       This permit will be null if it is not use within the next 90 working days after its issuance and it is granted without prejudice of what is foreseen by article 91 of the Law of Industrial Property.

TLATELOLCO, F.D., 6 of October 1998.


  EFFECTIVE SUFFRAGE, NO REELECTION                       (seal)
             THE DIRECTOR                           MINISTRY OF FOREIGN
          OF PERMITS ART. 27                        AFFAIRS
               (rubric)                             GENERAL DIRECTION OF
 LAWYER JOSE FCO. CAMPOS GARCIA ZEPEDA              LEGAL AFFAIRS


                                                    152417


MA. LUISA RAMIREZ SALAS
PERITO TRADUCTOR AUTORIZADO
POR EL TRIBUNAL SUPERIOR DE
JUSTICIA DEL DISTRITO FEDERAL
BOLETIN No. 26 DEL 07-FEB-97

(seal)  UNITED MEXICAN STATES                               TYPE
        DEPARTMENT OF THE FEDERAL DISTRICT                   A
        MINISTRY OF TRANSPORT AND PUBLIC ROADS
        DRIVING LICENCE

JAMES ENRIQUE
RITCH GRANDE
AMPUDIA                                                   (photo)
FRESNOS 28
LOMAS DE PALO ALTO 05110
CUAJIMALPA
ISSUANCE:  07/AUG/97         VALID UNTIL:  07/AUG/02
RESTRICTIONS:                MODULE:   00
BLOOD TYPE:                  ANTIQUITY:   85
NAT: MEX                                                  RIGJ 640205
                          (rubric)                        COO148492
        LAWYER JORGE F. RAMIREZ DE AGUILAR
        SECRETARY OF TRANSPORT AND PUBLIC ROADS



THIS LICENCE IS GRANTED BASED IN
WHAT IS FORESEEN IN ARTICLE 53 OF THE
TRANSIT REGULATION IN FORCE IN
THE FEDERAL DISTRICT

         (rubric)
        SIGNATURE                                  FINGERPRINT



MA. LUISA RAMIREZ SALAS
PERITO TRADUCTOR AUTORIZADO
POR EL TRIBUNAL SUPERIOR DE
JUSTICIA DEL DISTRITO FEDERAL
BOLETIN No. 26 DEL 07-FEB-97